DSLA04AR4 - Price/Yield - B3	CHOTIN RUNS

Balance	$14,233,000.00	Delay	0
Coupon	4.09	Dated	12/30/2004
Settle	12/30/2004	First Payment	1/19/2005

Prepay	15 CPR
Default	0.568 CDR
Loss Severity	50%
Servicer Advances	100%
Liquidation Lag	12
Indices	Forward + 100
Optional Redemption	Call (N)

WAL	10.92
Mod Durn 30360	7.17
Principal Writedown	48.20 (0.00%)
Total Collat Loss (Collat Maturity)	18,108,026.14 (1.72%)
Total Collat Liquidation (Collat Maturity)	36,265,107.88 (3.44%)